UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 27, 2026

Date of Report (Date of Earliest Event Reported)

IAC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39356	84-3727412
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

555 West 18th Street

New York, NY 10011

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 314-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

On April 28, 2026, IAC Inc. (the “Company” or “IAC”) announced the Company is changing its name to “People Incorporated” as it continues to sharpen its focus on its People Inc. business and its investment in MGM Resorts International. As part of the announcement, IAC Chairman and Senior Executive Barry Diller published a letter to shareholders outlining the rationale for the change. The letter includes financial highlights from Q1 2026. A copy of the release is being furnished as Exhibit 99.1 under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

The information contained in Item 2.02 and Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

Ahead of its name change to “People Incorporated” which is expected to occur with the release of Q2 2026 earnings in August, the Company has initiated a plan to consolidate its corporate functions with those of its People Inc. business (“People”), through a reduction in workforce, technology integrations, and other cost-saving measures over the coming quarters (the “Plan”). The Plan is expected to generate annual run-rate cost savings of approximately $40 million. The Plan is expected to be completed by Q1 of 2027.

The Company expects to incur approximately $14 million in severance and related expenses, $48 million in non-cash stock-based compensation expense and $0.5 million to $1 million in other costs related to the Plan. The aforementioned non-cash stock-based compensation expense includes approximately $16 million of expense that accelerates based on the original terms of employee award agreements and $32 million of expense associated with awards that were modified to vest in connection with the Plan. The total costs expected to be incurred in connection with the Plan are approximately $63 million.

The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the implementation of the Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Plan, Christopher Halpin will cease to serve as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, and Kendall Handler will cease to serve as Executive Vice President and Chief Legal Officer of the Company, in each case, effective on the filing of the Company’s Form 10-Q for the quarter ending June 30, 2026 or such earlier date on which the executive’s employment with the Company is terminated for any other reason (the “Separation Effective Date”).

The Company expects that, upon the Separation Effective Date, Neil Vogel, who currently serves as Chief Executive Officer of People, will become Chief Executive Officer of the Company, and Tim Quinn, who currently serves as the Chief Financial Officer of People, will become Chief Financial Officer of the Company.

Mr. Halpin and Ms. Handler have each entered into employment transition agreements with the Company, each dated April 27, 2026 (the “ETAs”), pursuant to which, each executive will continue to serve in their respective positions through the Separation Effective Date. During such period, each executive will continue to receive their current base salary and be eligible to participate in the Company’s benefit plans.

The ETAs provide that, upon termination of an executive’s employment without cause, the executive’s resignation for good reason or an automatic termination of employment upon the filing of the Company’s Form 10-Q for the quarter ending June 30, 2026 (each a “Qualifying Termination”), subject to the execution and non-revocation of a release of claims by the executive, the executive will be entitled to: (i) base salary for 12 months paid bi-weekly, (ii) a discretionary bonus for the full 2026 calendar year, payable no later than March 15, 2027, and (iii) the full vesting of outstanding unvested equity awards and, for Ms. Handler, the right to exercise vested stock options through the original expiration date of March 29, 2027 (the “Equity Award Treatment”). The same payments and the Equity Award Treatment would be payable or provided upon an executive’s termination due to death or disability prior to the date of a Qualifying Termination, subject to a release of claims.

Under the ETAs, each of Mr. Halpin and Ms. Handler have agreed to provide non-exclusive consulting services to the Company from the Separation Effective Date (other than for death or disability) through the filing of the Company’s Form 10-K for the fiscal year ending December 31, 2026. In consideration for each executive’s entering into an ETA and execution of a release in favor of the Company, the Company has provided a general release of claims in favor of each executive.

The ETAs will supersede the current employment agreements, by and between each of the executives and the Company, dated January 4, 2022 for Mr. Halpin, and December 31, 2020 for Ms. Handler, although the restrictive covenants contained in such employment agreements will remain in effect in accordance with their terms, other than the non-competition restriction which will lapse upon a Qualifying Termination.

The foregoing description of the ETAs in this Item 5.02 is qualified in its entirety by reference to the full text of each of the ETAs, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Plan, the expected cost savings, expenses, costs, charges and expenditures relating thereto and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) the impact of advances in artificial intelligence (“AI”) and other digital technologies, including AI-enabled search features, on how users access and consume information and the resulting effects on traffic, engagement and monetization, (ii) our reliance on search engines and third-party platforms, including changes in algorithms, policies, economics or features (including those implemented by Google), as well as the potential expiration or modification of key commercial agreements, (iii) our ability to effectively market our products and services in a cost-efficient manner across evolving digital channels, (iv) our dependence on advertising revenue and the sensitivity of such revenue to macroeconomic conditions, including factors affecting advertiser demand, consumer confidence and discretionary spending, as well as geopolitical and broader market uncertainty, (v) our ability to adapt to changes in digital marketing practices, including limitations on data access, tracking technologies and targeting capabilities, (vi) our ability to develop, distribute and monetize our products and services across mobile and other platforms and maintain effective relationships with third-party partners, (vii) the continued growth, engagement and monetization of our digital publishing brands, (viii) risks related to our Print business, including ongoing revenue declines, cost pressures (including paper and postage), and reliance on key vendors, (ix) our ability to access, collect, use and protect personal data and comply with evolving privacy and data protection laws and platform restrictions, (x) our ability to effectively engage with users, subscribers and caregivers across communication channels, (xi) the concentration of voting control among our Chairman and Senior Executive and related parties, (xii) risks related to our liquidity and indebtedness, including our ability to service debt and comply with related covenants, as well as limitations on access to subsidiary cash flows, (xiii) risks related to strategic transactions and initiatives, including our ability to realize anticipated benefits from prior transactions and execute future initiatives, (xiv) competitive pressures in rapidly evolving industries, including from larger or better-positioned competitors and AI-enabled offerings, (xv) our ability to build, maintain and protect our brands, (xvi) cybersecurity risks, including increasingly sophisticated attacks (including those enabled by AI) and vulnerabilities at third-party providers, (xvii) data security breaches, fraud and related liabilities, (xviii) risks associated with the integrity, scalability and reliability of our systems, technology and infrastructure, (xix) the impact of general economic, geopolitical and public health conditions, (xx) our dependence on key personnel and leadership transitions, (xxi) volatility in our stock price and risks related to our capital allocation strategy and (xxii) risks related to the planned corporate consolidation. Certain of these and other risks and uncertainties are described in our filings with the Securities and Exchange Commission (the “SEC”), including the most recent Annual Report on Form 10-K filed with the SEC on February 20, 2026, and subsequent reports that we file with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Transition Agreement, dated April 27 2026, between IAC and Christopher Halpin.
10.2	Employment Transition Agreement, dated April 27, 2026, between IAC and Kendall Handler.
99.1	Press Release of IAC, dated April 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC INC.

By:	/s/ Kendall Handler
Kendall Handler
Executive Vice President, Chief Legal Officer & Secretary
Date:	April 28, 2026